18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT
CLOSES ON 192-UNIT APARTMENT COMMUNITY
IN THE GREATER CINCINNATI MARKET
REIT Acquires Columns on Wetherington for $25 Million

IRVINE, Calif., Feb. 27, 2015 - Steadfast Apartment REIT announced today the acquisition of Columns on Wetherington, a 192-unit apartment community located in Florence, Ky., just 15 miles outside of downtown Cincinnati, for $25 million. The REIT now has invested over $290 million in eight apartment communities in six Midwestern and Southern states.
“The greater Cincinnati market is growing and we are pleased to establish a presence there,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “Columns on Wetherington is a garden-style apartment community with a solid occupancy. We believe our operating expertise combined with excellent resident service may bring value to this property.”
Constructed in 2002 on approximately 17 acres, Columns on Wetherington comprises 21 apartment buildings and 11 single-story garage buildings. Apartment homes come in two- and three-bedroom floor plans averaging 1,229 square feet. The stylish apartment homes feature nine-foot ceilings, private entryways, balcony/patios, built-in computer alcoves and bookcases, with most units having attached garages. As of February 1, the average in-place rents are $1,023 and the occupancy is 92.7 percent.

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Additionally, Columns on Wetherington affords residents resort-style amenities, including a clubhouse, fitness center, swimming pool, business center, outdoor basketball court, playground, putting green, car care center, and access to a stocked fishing lake with a community deck.
Steadfast Apartment REIT plans to initiate a modest revitalization program as part of its value enhancement strategy that will encompass new kitchen countertops, kitchen and bathroom fixtures, ceiling fan and lighting upgrades, as well as new stainless steel appliances. The company will complete the interior upgrades when turning the units between residents. Common areas will also be improved, including new signage, clubhouse upgrade, asphalt and concrete repairs and new pool furniture.
"We feel the implementation of our value-enhancement program and improving market conditions should allow us to increase asking rents and successfully compete against premium comps,” said Neyland.
Columns on Wetherington is located in close proximity to Interstates 71/75, offering convenient access to the Cincinnati Central Business District, Louisville, Ky., Lexington, Ky. and the Cincinnati/Northern Kentucky International Airport.
Major area employers, such as University of Cincinnati, Cincinnati Children’s Hospital Medical Center and Proctor & Gamble Co., continue to drive rental demand and currently provide employment for many area residents.
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.

Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.